Exhibit h.2.b

Execution Version

ADOPTION AND AMENDMENT AGREEMENT

This Adoption And Amendment Agreement (“Adoption Agreement”), dated as of March 21, 2014 (“Effective Date”), is being entered into by and among BNYM Investment Servicing (US) Inc. (“BNYM”), Virtus Fund Services, LLC (“Company”) and each of the Investment Companies and Portfolios listed on Schedule B attached hereto, including in particular Virtus Alternative Solutions Trust (“Trust”) and the Portfolios of the Trust (“Trust Portfolios”).

Background

BNYM, certain of the Funds and VP Distributors, Inc., as transfer agent to the Funds, entered into the Sub-Transfer Agency And Shareholder Services Agreement, dated as of April 15, 2011 (“Original Agreement”). VP Distributors, LLC, the surviving entity in a merger with VP Distributors, Inc. that was effective September 22, 2011, transferred all rights and obligations as transfer agent of the Funds under the Original Agreement to the Company pursuant to an Assignment and Assumption Agreement, effective as of January 1, 2013, among VP Distributors, LLC, VP Distributors, Inc. and BNYM (the Original Agreement as so assigned being the “Current Agreement”. The purpose of this Adoption Agreement is to add Trust and the Trust Portfolios as parties to the Current Agreement.

Terms

IN CONSIDERATION OF the mutual covenants contained herein, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties, intending to be legally bound, agree with the foregoing statements and as follows:

1.           Adoption of Current Agreement.  The Trust and the Trust Portfolios each hereby adopt the Current Agreement as of the Effective Date and each agrees to be bound by all terms of the Current Agreement as of the Effective Date as if it were an original executing party to the Current Agreement:

2.           Amendment of Current Agreement.  The Current Agreement is hereby amended by deleting Schedule B and replacing it in its entirety with the Schedule B attached to the Adoption And Amendment Agreement, dated as of March 21, 2014, among BNYM, Virtus Fund Services, LLC and each of the Investment Companies and Portfolios listed on Schedule B attached thereto, including in particular Virtus Alternative Solutions Trust and the Portfolios of Virtus Alternative Solutions Trust.

3.           Adoption of Amended Agreement.  Each Portfolio listed on Schedule B acknowledges and agrees that (i) by virtue of its execution of this Adoption Agreement it is a party to the Current Agreement as amended by this Adoption Agreement (“Amended Agreement”) as of the Effective Date, or if BNYM commenced providing services to the Portfolio prior to the Effective Date, as of the date BNYM first provided services to the Portfolio, and (ii) it is bound by all terms and conditions of the Amended Agreement as of such date and thereafter. The Amended Agreement shall constitute the defined term “Agreement” for all purposes of the Amended Agreement.

4.           Remainder of Current Agreement.  Except as specifically modified by this Adoption Agreement, all terms and conditions of the Current Agreement shall remain in full force and effect.

5.           Governing Law.  The governing law of the Current Agreement shall be the governing law of this Adoption Agreement.

6.           Entire Agreement.  This Adoption Agreement constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the modifications to and amendment of the Current Agreement so contemplated.

Execution Version

7.           Facsimile Signatures; Counterparts.  This Adoption Agreement may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Adoption Agreement or of executed signature pages to this Adoption Agreement by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Adoption Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Adoption Agreement to be executed by their duly authorized officers, as of the day and year first above written.

BNY Mellon Investment Servicing (US) Inc.

By:	/s/ William Greilich

Name:	William Greilich

Title:	Managing Director

Virtus Fund Services, LLC

By:	/s/ Heidi Griswold

Name:	Heidi Griswold

Title:	VP, Mutual Fund Services

Virtus Mutual Funds
On behalf of each Fund in its individual
and separate capacity, and not on behalf of any other Fund

By:	/s/ W. Patrick Bradley

Name:	W. Patrick Bradley

Title:	SVP, CFO & Treasurer

Virtus Alternative Solutions Trust
On behalf of the Trust and each Trust Portfolio in its individual and separate capacity, and not on behalf of any other Trust Portfolio

By:	/s/ W. Patrick Bradley

Name:	W. Patrick Bradley

Title:	SVP, CFO & Treasurer

Execution Version

SCHEDULE B

(Dated: March 21, 2014)

THIS SCHEDULE B is Schedule B to that certain Sub-Transfer Agency And Shareholder Services Agreement, made as of April 15, 2011, by and among BNY Mellon Investment Servicing (US) Inc., Virtus Fund Services, LLC and the Funds, as further set forth below.

Portfolios

Investment Company:            Virtus Alternative Solutions Trust

Portfolios:

Virtus Alternative Income Solution Fund A

Virtus Alternative Income Solution Fund C

Virtus Alternative Income Solution Fund I

Virtus Alternative Real Assets Solution Fund A

Virtus Alternative Real Assets Solution Fund C

Virtus Alternative Real Assets Solution Fund I

Virtus Alternative Total Solution Fund A

Virtus Alternative Total Solution Fund C

Virtus Alternative Total Solution Fund I

Investment Company:            Virtus Equity Trust

Portfolios:

Virtus Balanced Fund A

Virtus Balanced Fund B

Virtus Balanced Fund C

Virtus Growth & Income Fund A

Virtus Growth & Income Fund C

Virtus Growth & Income Fund I

Virtus Mid-Cap Core Fund A

Virtus Mid-Cap Core Fund C

Virtus Mid-Cap Core Fund I

Virtus Mid-Cap Growth Fund A

Virtus Mid-Cap Growth Fund B

Virtus Mid-Cap Growth Fund C

Virtus Mid-Cap Growth Fund I

Virtus Mid-Cap Value Fund A

Virtus Mid-Cap Value Fund C

Virtus Mid-Cap Value Fund I

Virtus Quality Large-Cap Value Fund A

Virtus Quality Large-Cap Value Fund C

Virtus Quality Large-Cap Value Fund I

Virtus Quality Small-Cap Fund A

Virtus Quality Small-Cap Fund C

Virtus Quality Small-Cap Fund I

Virtus Small-Cap Core Fund A

Virtus Small-Cap Core Fund C

Execution Version

Virtus Small-Cap Core Fund I

Virtus Small-Cap Sustainable Growth Fund A

Virtus Small-Cap Sustainable Growth Fund C

Virtus Small-Cap Sustainable Growth Fund I

Virtus Strategic Growth Fund A

Virtus Strategic Growth Fund B

Virtus Strategic Growth Fund C

Virtus Strategic Growth Fund I

Virtus Tactical Allocation Fund A

Virtus Tactical Allocation Fund B

Virtus Tactical Allocation Fund C

Investment Company:                      Virtus Insight Trust

Portfolios:

Virtus Emerging Markets Opportunities Fund A

Virtus Emerging Markets Opportunities Fund C

Virtus Emerging Markets Opportunities Fund I

Virtus Insight Government Money Market Fund A

Virtus Insight Government Money Market Fund I

Virtus Insight Money Market Fund A

Virtus Insight Money Market Fund E

Virtus Insight Money Market Fund I

Virtus Insight Tax-Exempt Money Market Fund A

Virtus Insight Tax-Exempt Money Market Fund I

Virtus Low Duration Income Fund A

Virtus Low Duration Income Fund C

Virtus Low Duration Income Fund I

Virtus Tax-Exempt Bond Fund A

Virtus Tax-Exempt Bond Fund C

Virtus Tax-Exempt Bond Fund I

Investment Company:                      Virtus Opportunities Trust

Portfolios:

Virtus Allocator Premium AlphaSector Fund A

Virtus Allocator Premium AlphaSector Fund C

Virtus Allocator Premium AlphaSector Fund I

Virtus AlphaSector Rotation Fund A

Virtus AlphaSector Rotation Fund C

Virtus AlphaSector Rotation Fund I

Virtus Alternatives Diversifier Fund A

Virtus Alternatives Diversifier Fund C

Virtus Alternatives Diversifier Fund I

Virtus Bond Fund A

Virtus Bond Fund B

Virtus Bond Fund C

Virtus Bond Fund I

Virtus CA Tax-Exempt Bond Fund A

Virtus CA Tax-Exempt Bond Fund I

Virtus Disciplined Equity Style Fund A

Virtus Disciplined Equity Style Fund C

Execution Version

Virtus Disciplined Equity Style Fund I

Virtus Disciplined Select Bond Fund A

Virtus Disciplined Select Bond Fund C

Virtus Disciplined Select Bond Fund I

Virtus Disciplined Select Country Fund A

Virtus Disciplined Select Country Fund C

Virtus Disciplined Select Country Fund I

Virtus Dynamic AlphaSector Fund A

Virtus Dynamic AlphaSector Fund B

Virtus Dynamic AlphaSector Fund C

Virtus Dynamic AlphaSector Fund I

Virtus Emerging Markets Debt Fund A

Virtus Emerging Markets Debt Fund C

Virtus Emerging Markets Debt Fund I

Virtus Emerging Markets Equity Income Fund A

Virtus Emerging Markets Equity Income Fund C

Virtus Emerging Markets Equity Income Fund I

Virtus Emerging Markets Small-Cap Fund A

Virtus Emerging Markets Small-Cap Fund C

Virtus Emerging Markets Small-Cap Fund I

Virtus Foreign Opportunities Fund A

Virtus Foreign Opportunities Fund C

Virtus Foreign Opportunities Fund I

Virtus Global Commodities Stock Fund A

Virtus Global Commodities Stock Fund C

Virtus Global Commodities Stock Fund I

Virtus Global Dividend Fund A

Virtus Global Dividend Fund C

Virtus Global Dividend Fund I

Virtus Global Opportunities Fund A

Virtus Global Opportunities Fund B

Virtus Global Opportunities Fund C

Virtus Global Opportunities Fund I

Virtus Global Premium AlphaSector Fund A

Virtus Global Premium AlphaSector Fund C

Virtus Global Premium AlphaSector Fund I

Virtus Global Real Estate Secuities Fund A

Virtus Global Real Estate Secuities Fund C

Virtus Global Real Estate Secuities Fund I

Virtus Greater Asia ex Japan Opportunities Fund A

Virtus Greater Asia ex Japan Opportunities Fund C

Virtus Greater Asia ex Japan Opportunities Fund I

Virtus Greater European Opportunities Fund A

Virtus Greater European Opportunities Fund C

Virtus Greater European Opportunities Fund I

Virtus Herzfeld Fund A

Virtus Herzfeld Fund C

Virtus Herzfeld Fund I

Virtus High Yield Fund A

Virtus High Yield Fund B

Virtus High Yield Fund C

Virtus High Yield Fund I

Execution Version

Virtus International Equity Fund A

Virtus International Equity Fund C

Virtus International Equity Fund I

Virtus International Real Estate Securities Fund A

Virtus International Real Estate Securities Fund C

Virtus International Real Estate Securities Fund I

Virtus International Small-Cap Fund A

Virtus International Small-Cap Fund C

Virtus International Small-Cap Fund I

Virtus Low Volatility Equity Fund A

Virtus Low Volatility Equity Fund C

Virtus Low Volatility Equity Fund I

Virtus Multi-Sector Intermediate Bond Fund A

Virtus Multi-Sector Intermediate Bond Fund B

Virtus Multi-Sector Intermediate Bond Fund C

Virtus Multi-Sector Intermediate Bond Fund I

Virtus Multi-Sector Short Term Bond Fund A

Virtus Multi-Sector Short Term Bond Fund B

Virtus Multi-Sector Short Term Bond Fund C

Virtus Multi-Sector Short Term Bond Fund I

Virtus Multi-Sector Short Term Bond Fund T

Virtus Premium AlphaSector Fund A

Virtus Premium AlphaSector Fund C

Virtus Premium AlphaSector Fund I

Virtus Real Estate Securities Fund A

Virtus Real Estate Securities Fund B

Virtus Real Estate Securities Fund C

Virtus Real Estate Securities Fund I

Virtus Senior Floating Rate Fund A

Virtus Senior Floating Rate Fund C

Virtus Senior Floating Rate Fund I

Virtus Wealth Masters Fund A

Virtus Wealth Masters Fund C

Virtus Wealth Masters Fund I

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